Exhibit 99.(b)(2)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Restated Credit Agreement"), dated as of November 30, 2001, among certain borrowers set forth on the signature pages hereto (each, a "Borrower"), the various financial institutions parties thereto (collectively, the "Banks"), The Bank of New York, as syndication agent, State Street Bank and Trust Company and JPMorgan Chase Bank, as co-documentation agents and Bank One, NA as administrative agent.

     WHEREAS, the Borrowers, the Banks, the Administrative Agent and various other agents entered into an Amended and Restated Credit Agreement dated as of December 1, 2000 (the "Credit Agreement"; terms defined in the Credit Agreement are, unless otherwise defined or the context otherwise requires, used herein as defined therein); and

     WHEREAS, the parties hereto desire to amend and restate the Credit Agreement in its entirety as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.9 below.

     1.1 Definition. The definition of "Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by the deletion of the date "November 30, 2001" and the substitution of the date "November 29, 2002".

     1.2 Exiting Banks. The Bank of Nova Scotia and National Australia Bank Limited (the "Exiting Banks") shall no longer be parties to the Credit Agreement and shall have no further rights, duties or obligations thereunder. National Australia Bank Limited shall no longer be co-documentation agent. JPMorgan Chase Bank shall become co-documentation agent.

     1.3 New Bank. PNC Bank, National Association and Danske Bank A/S (the "New Banks") shall become Banks under the Credit Agreement and hereby assume all duties and obligations, and shall be entitled to all rights, of a Bank thereunder.

     1.4 New Borrower. Merrill Lynch Variable Series Funds, Inc. - Merrill Lynch Large Cap Value Focus Fund (the "New Borrower") by its execution of this Amendment hereby agrees that effective the date hereof, it shall be a Borrower under the Credit Agreement. The New Borrower agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower.

     The New Borrower hereby represents as to itself that as of the date hereof and after giving effect hereto: (i) the representations and warranties set forth in Article IV of the Credit Agreement with respect to such New Borrower are true and correct; (ii) such New Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit

Agreement on its part to be observed or performed; and (iii) no Default or Event of Default with respect to such New Borrower has occurred and be continuing.

     1.5 Compliance with Prospectus. Section 5.15 of the Credit Agreement is hereby amended to restate in its entirety as -------------------------- follows:

          "5.15 Compliance with Prospectus. Such Borrower will at all times comply in all material respects with the investment objectives, limitations and policies set forth (or incorporated by reference) in its Prospectus or SAI (if applicable). Nothing in this Section 5.15, except as specifically provided in the next succeeding sentence, shall be deemed to limit the ability of such Borrower to amend its non-fundamental investment objectives, policies or restrictions, provided that such Borrower shall comply with the requirements of Section 5.1(g). Such Borrower will not permit its fundamental investment objective or any fundamental policy or restriction or its diversified or non-diversified status to be changed from those in effect on the date hereof and reflected in its Prospectus or SAI (if applicable) delivered to the Banks pursuant to the terms hereof or of the Existing Credit Agreement, if any such change would require the approval of such Borrower's shareholders (other than a conversion to a "master/feeder" structure or from a master/feeder structure), without the prior written consent of the Required Banks. Such Borrower will maintain its status as an open-end or closed-end management investment company. Changes in the Borrower's organizational structure to a "master/feeder" structure or from a "master/feeder structure" shall not be made prior to such Borrower giving notice of such change to the Banks."

     1.6 Acquisitions. Section 5.21 of the Credit Agreement is hereby amended to state in its entirety as follows: ------------ ------------

          "5.21 Acquisitions. Such Borrower will not purchase or otherwise acquire all or substantially all of the assets of any other Person (other than another Borrower and, if such other Borrower is a "master trust", the feeder fund of such master trust)."

     1.7 Additional Borrower. Section 8.7 of the Credit Agreement is hereby amended to state in its entirety as follows:

          "8.7 Additional Borrowers. Other investment companies (or series of investment companies), in addition to those Borrowers which are original signatories to this Agreement, may, with the written approval of all the Banks, become parties to this Agreement and be deemed Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit H hereto (with such changes therein may be approved by the Banks), which instrument shall (i) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Allocation Notice reflecting the participation of such additional investment company and (ii) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 3.1 hereof, including, without limitation, an opinion of counsel for such Borrower, in a form reasonably satisfactory to the Administrative Agent and its counsel; provided, however, that no such additional Borrower shall be added unless the Banks consent, except that (A) to the extent an existing Borrower converts to a

     "master/feeder" structure, no consent shall be required for the master trust in such structure to become a Borrower hereunder after such conversion, provided the converting Borrower ceases to be a Borrower hereunder on or prior to such conversion and (B) to the extent that an existing Borrower which is a "master trust" is merged into (or transfers all or substantially all of its assets and liabilities to) its feeder fund (the "Former Feeder Fund") no consent shall be required for such Former Feeder Fund to become a Borrower if in connection with such merger or transfer such Former Feeder Fund shall hold all or substantially all the assets and liabilities of the prior master trust, and prior to such merger or transfer, such Former Feeder Fund shall have no Debt. Additional Borrowers may be added to this Agreement only once per each calendar quarter.

          No investment company (or series of an investment company) shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Article IV hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing."

     1.8 Schedule 1. Schedule 1 to the Credit Agreement is hereby amended to state as set forth as Schedule 1 to this Restated Credit Agreement.

     1.9 Schedule 5.20. Schedule 5.20 to the Credit Agreement is hereby amended to state as set forth as Schedule 5.20 to this Restated Credit Agreement.

     SECTION 2 CONDITIONS PRECEDENT. This Restated Credit Agreement shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

     2.1 Receipt of Amendment. This Restated Credit Agreement shall have been duly executed by the Borrowers, the Administrative Agent and the Banks.

     2.2 Receipt of Other Documents. The Administrative Agent shall have received from the New Borrower:

          (a) a manually signed certificate from the Secretary of the New Borrower, in form and substance satisfactory to the Administrative Agent and dated the date of this Amendment, as to (i) the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such New Borrower, (ii) certifying and attaching copies of (A) such New Borrower's Organization Documents as then in effect, (B) duly authorized resolutions of such New Borrower's board of directors or trustees authorizing the transactions contemplated hereby, (C) the Prospectus of such New Borrower and (D) all amendments to such New Borrower's investment objectives, policies and restrictions since the date of such Prospectus;

          (b) an opinion of counsel to such New Borrower in form satisfactory to the Administrative Agent.

     2.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Restated Credit Agreement, the following statements by each Borrower shall be true and correct (and each Borrower, by its execution of this Restated Credit Agreement, hereby severally represents and warrants to the Banks with respect to itself that such statements are true and correct as at such times):

          (a) the representations and warranties with respect to such Borrower set forth in Article IV of the Credit Agreement, as amended and restated hereby, shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Event of Default shall have then occurred and be continuing with respect to such Borrower.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this Restated Credit Agreement, each Borrower severally represents and warrants with respect to itself to each Bank as follows:

     3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such Borrower of this Restated Credit Agreement is within such Borrower's powers, have been duly authorized by all necessary action, and do not

          (a) contravene such Borrower's Organization Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower; or

          (c) result in, or require the creation or imposition of, any Lien on any of such Borrower's properties.

     3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance of this Restated Credit Agreement by such Borrower.

     3.3 Validity, etc. This Restated Credit Agreement constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 4 MISCELLANEOUS.

     4.1 Amendment and Restatement. Upon the effectiveness hereof, the Credit Agreement shall be restated in its entirety to read as set forth in the Credit Agreement, as amended hereby, and all rights and obligations of the parties shall be as set forth in the Restated


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

Credit Agreement (except that any provision of the Credit Agreement which by its terms survives termination thereof shall remain in full force and effect).

     4.2 Payment of Costs and Expenses. Each Borrower severally agrees to pay on demand its pro rata share of all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Restated Credit Agreement.

     4.3 Severability. Any provision of this Restated Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Restated Credit Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     4.4 Headings. The various headings of this Restated Credit Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Restated Credit Agreement or any provisions hereof.

     4.5 Execution in Counterparts. This Restated Credit Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     4.6 Governing Law. THIS RESTATED CREDIT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     4.7 Successors and Assigns. This Restated Credit Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Restated Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            Mercury HW Funds, on behalf of each of the following series:
                            *Mercury HW International Value Fund

                            Mercury HW Variable Trust, on behalf of each of the following series:
                            *Mercury HW International Value VIP Portfolio

                            Mercury QA Equity Series, Inc., on behalf of each of the following series:

                            *Mercury QA Large Cap Core Fund
                            *Mercury QA Large Cap Value Fund
                            *Mercury QA Large Cap Growth Fund
                            *Mercury QA Mid Cap Fund
                            *Mercury QA Small Cap Fund
                            *Mercury QA International Fund

                            Mercury Master Trust, on behalf of:
                            *Mercury Master Select Growth Portfolio

                            Master Large Cap Series Trust, on behalf of each of the following series:
                            *Master Large Cap Growth Portfolio
                            *Master Large Cap Value Portfolio
                            *Master Large Cap Core Portfolio

                            Quantitative Master Series Trust, on behalf of each of the following series:
                            *Master Enhanced International Series
                            *Master International (Cap Weighted) Series
                            *Master Enhanced S&P 500 Series
                            *Master Extended Market Index Series
                            *Master MidCap Series

                            Fund Asset Management Master Trust, on behalf of each of the following series:
                            *Total Return Bond Master Portfolio
                            *Low Duration Master Portfolio

                            The Corporate Fund Accumulation Program, Inc.

                            Mercury V.I., Funds, Inc., on behalf of the following series:

                            *Merrill Lynch Large Cap Growth Focus Fund

                            Merrill Lynch Short Term U.S. Government Fund, Inc. Merrill Lynch Emerging Markets Debt Fund, Inc.

                            The Asset Program, Inc., on behalf of each of the following series:
                            *Merrill Lynch Mid Cap Value Fund
                            *Mercury Growth Opportunity Fund
                            *Mercury U.S. Government Securities Fund

                            Merrill Lynch Balanced Capital Fund, Inc.

                            Merrill Lynch Bond Fund, Inc., on behalf of each of the following series:
                            *High Income Portfolio
                            *Intermediate Term Portfolio
                            *Core Bond Portfolio

                            Merrill Lynch Developing Capital Markets Fund, Inc. Merrill Lynch Disciplined Equity Fund, Inc.
                            Merrill Lynch Dragon Fund, Inc.
                            Merrill Lynch Fundamental Growth Fund, Inc.
                            Merrill Lynch Global Allocation Fund, Inc.
                            Merrill Lynch Global Growth Fund, Inc.
                            Mercury Global Holdings, Inc.
                            Merrill Lynch Global Small Cap Fund, Inc.
                            Merrill Lynch Global Technology Fund, Inc.
                            Merrill Lynch Utilities and Telecommunications
                              Fund, Inc.
                            Merrill Lynch Global Value Fund, Inc.
                            Merrill Lynch Healthcare Fund, Inc.
                            Merrill Lynch Latin America Fund, Inc.

                            Merrill Lynch Municipal Bond Fund, Inc., on behalf of each of the following series:
                            *The Insured Portfolio
                            *The National Portfolio

                            Merrill Lynch Pacific Fund, Inc.
                            Merrill Lynch Focus Value Fund, Inc.
                            Merrill Lynch Senior Floating Rate Fund, Inc. Merrill Lynch Series Fund, Inc., on behalf of each of the following series:
                            *Capital Stock Portfolio
                            *Global Allocation Strategy Portfolio

                            *Fundamental Growth Strategy Portfolio
                            *High Yield Portfolio
                            *Intermediate Government Bond Portfolio
                            *Core Bond Strategy Portfolio
                            *Balanced Capital Strategy Portfolio
                            *Natural Resources Portfolio

                            Merrill Lynch Short-Term Global Income Fund, Inc.

                            Merrill Lynch Variable Series Funds, Inc., on behalf of each of the following series:

                            *Merrill Lynch American Balanced Fund
                            *Merrill Lynch Basic Value Focus Fund
                            *Merrill Lynch Developing Capital Markets Focus Fund *Merrill Lynch Global Growth Focus Fund
                            *Merrill Lynch Global Allocation Focus Fund
                            *Merrill Lynch Utilities and Telecommunications
                              Focus Fund
                            *Merrill Lynch Government Bond Fund
                            *Merrill Lynch Index 500 Fund
                            *Merrill Lynch National Resources Focus Fund
                            *Merrill Lynch Large Cap Core Focus Fund
                            *Merrill Lynch Large Cap Value Focus Fund
                            *Merrill Lynch Small Cap Value Focus Fund
                            *Merrill Lynch Global Bond Focus Fund
                            *Merrill Lynch High Current Income Fund
                            *Merrill Lynch Core Bond Focus Fund
                            *Merrill Lynch Fundamental Growth Focus Fund

                            Merrill Lynch World Income Fund, Inc.

                            The Municipal Fund Accumulation Program, Inc.

                            Merrill Lynch California Municipal Series Trust, on behalf of each of the following series:
                            *Merrill Lynch California Insured Municipal
                              Bond Fund

                            Merrill Lynch EuroFund
                            Merrill Lynch U.S. Government Mortgage Fund
                            Merrill Lynch Global Bond Fund for Investment and
                              Retirement
                            Merrill Lynch Natural Resources Trust
                            Merrill Lynch Growth Fund
                            Merrill Lynch International Equity Fund

                            Merrill Lynch Multi-State Municipal Series Trust, on behalf of each of the following series:

                            *Merrill Lynch Arizona Municipal Bond Fund
                            *Merrill Lynch Connecticut Municipal Bond Fund *Merrill Lynch Florida Municipal Bond Fund *Merrill Lynch Maryland Municipal Bond Fund *Merrill Lynch Massachusetts Municipal Bond Fund *Merrill Lynch Michigan Municipal Bond Fund *Merrill Lynch Minnesota Municipal Bond Fund *Merrill Lynch New Jersey Municipal Bond Fund *Merrill Lynch New York Municipal Bond Fund *Merrill Lynch North Carolina Municipal Bond Fund *Merrill Lynch Ohio Municipal Bond Fund
                            *Merrill Lynch Pennsylvania Municipal Bond Fund *Merrill Lynch Texas Municipal Bond Fund

                            Merrill Lynch Municipal Series Trust
                            a-k-a Merrill Lynch Municipal Intermediate Term Fund

                            Merrill Lynch Equity Income Fund

                            Global Financial Services Master Trust, on behalf of the following series:
                            *Global Financial Services Portfolio

                            Quantitative Master Series Trust, on behalf of each of the following series:
                            *Master Aggregate Bond Index Series
                            *Master International (GDP Weighted) Index Series *Master S&P 500 Index Series
                            *Master Small Cap Index Series

                            Master Basic Value Trust

                            Master Focus Twenty Trust

                            Master Premier Growth Trust

                            Master Mid Cap Growth Trust

                            Master Senior Floating Rate Trust

                            Master Small Cap Value Trust

                            Master U.S. High Yield Trust

                            Mercury Master Trust, on behalf of each of the following series:
                            *Mercury Master Global Balanced Portfolio
                            *Mercury Master International Portfolio
                            *Mercury Master Pan-European Growth Portfolio

                            *Mercury Master U.S. Small Cap Growth Portfolio *Mercury Master U.S. Large Cap Portfolio

                            By: ________________________________________________
                            Title ______________________________________________

                            BANK ONE, NA,
                            Individually and as Administrative Agent

                            By: ________________________________________________
                            Title ______________________________________________


                                 Schedule 5.20-6

                            STATE STREET BANK AND TRUST COMPANY,
                            Individually and as Co-Documentation Agent

                            By: ________________________________________________
                            Title ______________________________________________


                                 Schedule 5.20-7

                            JPMORGAN CHASE BANK,
                            Individually and as Co-Documentation Agent

                            By: ________________________________________________
                            Title ______________________________________________


                                 Schedule 5.20-8

                            THE BANK OF NEW YORK
                            Individually and as Syndication Agent

                            By: ________________________________________________
                            Title ______________________________________________


                                 Schedule 5.20-9

                            CITIBANK, N.A.

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-10

                            BROWN BROTHERS HARRIMAN & CO.

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-11

                            BNP PARIBAS

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-12

                            ABN AMRO BANK N.V.

                            By: ________________________________________________
                            Title ______________________________________________

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-13

                            MELLON BANK, N.A.

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-14

                            HSBC BANK USA

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-15

                            BANK OF AMERICA, N.A.

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-16

                            PNC BANK, NATIONAL ASSOCIATION

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-17

                            DANSKE BANK A/S

                            By: ________________________________________________
                            Title ______________________________________________


                                Schedule 5.20-18